                                                                   Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into the registration statement (on Form S-8) pertaining to the First Tennessee National Corporation 2000 Non-Employee Directors' Deferred Compensation Stock Option Plan of our report dated January 19, 1999, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Memphis, Tennessee
December 6, 1999